SEPARATION AGREEMENT


          THIS SEPARATION AGREEMENT (the "Agreement") made and entered into effective as of December 21, 2001 (the "Effective Date"), by and between Transocean Offshore Deepwater Drilling Inc. (the "Company") and W. Dennis Heagney (the "Executive");


                              W I T N E S S E T H:
                              -------------------

          WHEREAS,  the  Executive  is  an  officer  of  the  Company;  and

          WHEREAS, the parties mutually desire to arrange for a separation from the Company and its affiliates and subsidiaries under certain terms; and

          WHEREAS, in consideration of the mutual promises contained herein, the parties hereto are willing to enter into this Agreement upon the terms and conditions herein set forth.

          NOW, THERFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.     Resignation of Employment.  Effective as of June  30, 2002 (the
                 -------------------------
"Retirement Date"), the Executive resigns his position as Executive Vice President and Chief Operating Officer and director of the Company; and from any other position, directorship or office relating to the affairs of the Company and its subsidiaries or affiliates, including but not limited to Executive Vice President and Chief Operating Officer of Transocean Sedco Forex Inc. ("TSF").

          2.     Consideration  for  Services  and Prior Agreement.  The Company
                 -------------------------------------------------
agrees to pay or provide, and the Executive agrees to accept, the benefits set forth in this Section 2 in consideration for the Executive's service through the Retirement Date, and in satisfaction of the existing obligations to the Executive as described below.

               A.  Base  Salary.  The  Executive  shall continue to receive Base
                   ------------
          Salary through the Retirement Date at the rate in effect on the Effective Date.

               B.  Payment Under Agreement. The Company agrees to pay a lump sum
                   -----------------------
          cash payment of $2,541,320.05, on the later of the expiration of the revocation period following execution of the initial Waiver and Release set forth in Section 3 or January 2, 2002, to the Executive in full satisfaction of the obligation of the Company under the Agreement entered into between the Company and the Executive as of October 8, 2000 (the "2000 Agreement").

               C.  2001  Performance  Bonus.  The  Company  agrees to pay to the
                   -------------------------
          Executive a Performance Bonus pursuant to the Performance Award and Cash

          Bonus Plan (the "Performance Plan") for 2001 in an amount determined by the Executive Compensation Committee of the Board of Directors of TSF pursuant to the terms of the Performance Plan, with an "Individual Performance" rating of 100%. Such payment shall be made at the time bonus awards for 2001 are made to other similarly situated executives.

               D.  Supplemental  Retirement  Plan Benefit. The Company agrees to
                   --------------------------------------
          pay a lump sum payment of $1,900,657.05 on July 23, 2002 in full satisfaction of the Company's obligation under the Transocean Offshore Inc. Supplemental Benefit Plan ("Supplemental Plan"), subject to the Executive's continued service through the Retirement Date or involuntary termination by the Company prior to the Retirement Date for any reason other than "Cause" (as defined in the 2000 Agreement). The Executive acknowledges that he has been provided satisfactory documentation regarding the calculation of this benefit, and the Executive specifically agrees and acknowledges that the payments set forth in Sections 2.B and 3.D of this Agreement are not includable in determining the amount payable under the Supplemental Plan.

          3.     Consideration  for  Execution  of  Agreement  and  Waiver  and
                 --------------------------------------------------------------
Release. In consideration for (i) the Executive's execution of and compliance with this Agreement including but not limited to the Non-Competition provisions of Section 4(c) and the execution on two occasions of the Waiver and Release attached hereto as Attachment A and (ii) his continued service through the
                      -------------
Retirement Date or involuntary termination by the Company prior to the Retirement Date for any reason other than Cause, the Company shall provide the consideration set forth below in this Section 3. This consideration is provided subject to the binding execution, without revocation, by the Executive of the attached Waiver and Release agreement, which must be executed initially on or before the 21st day after the Effective Date, and which must be executed again during the period beginning on the Retirement Date and ending on the 21st day after the Retirement Date (the "Retirement Date Waiver"). The Company's obligation to make any further payments otherwise due under Section 3 shall cease in the event the Executive fails to comply with the terms of this Agreement or his Waiver and Release, and no payment shall be made until expiration of the revocation period following execution of the Retirement Date Waiver (the "Effective Waiver Date").

               A.  2002  Performance  Bonus. The Company shall pay a performance
                   ------------------------
          bonus to the Executive for 2002, prorated through June 30, 2002 and payable at 80% of bonus opportunity, in an amount which the parties agree to be equal to $112,800. The performance bonus for 2002 shall be paid on the second business day following the Effective Waiver Date.

               B.  Additional  Payment.  The  Company  agrees  to pay a lump sum
                   -------------------
          payment of $1,056,571.99 on the later of the 2nd business day after the Effective Waiver Date or July 30, 2002, which represents an amount which the parties have agreed adequately reflects the additional benefit which the Executive would have received under the Supplemental Plan had his employment continued for three years after the Retirement Date.

               C.  Options and Restricted Stock. The Company represents that TSF
                   ----------------------------
          has approved, subject to conditions that will be satisfied by the execution and performance of this Agreement including but not limited to the expiration of the revocation period following execution of the Retirement Date Waiver, the vesting as of the Retirement Date of the Executive's then unvested restricted stock, the acceleration on that date of exercisability of the Executive's outstanding stock options and the extension of exercisability of such options for their then remaining term subject to Section 4.E.

               D. Other Consideration. The Company agrees to pay a lump sum cash
                  -------------------
          payment of $1,000,000 to the Executive, payable in two installments of $500,000, with the first installment payable on the second business day following the Effective Waiver Date, and the second installment payable on July 1, 2003.

               E.  Dependent  Medical  Coverage.  The  Company agrees to provide
                   ----------------------------
          medical coverage to Cheryl Heagney under terms substantially consistent with the dependent care medical coverage available to retirees as of the Effective Date, through the date the Executive attains age 61. Such medical coverage shall be secondary to any other medical coverage available to Cheryl Heagney under any other medical or hospitalization plan. The foregoing provisions of this Section 3.E. shall not serve to limit the Executive's entitlement to coverage for Cheryl Heagney as a dependent under any retiree medical plan or program offered by the Company or its subsidiaries in the future.

               F.  Club  Memberships. The Company agrees to use its best efforts
                   -----------------
          to facilitate a transfer to the Executive of any club memberships in Lakeside Country Club or The Houstonian which have been furnished to the Executive; provided, however, that the Executive shall be obligated to pay any costs associated with such transfer.

          4.     Restrictive  Covenants.  As a material inducement to Company to
                 ----------------------
enter into this Agreement, Executive agrees to the provisions of this Section 4.

               A.  Confidentiality.  The  Executive  recognizes and acknowledges
                   ---------------
          that in the course of his employment with the Company and as a result of the position of trust he has held with the Company he has obtained private or confidential information and proprietary data relating to the Company including, without limitation, financial information, customer lists, patent information and other data which are valuable assets and property rights of the Company. All of such private or confidential information and proprietary data is referred to herein as "Confidential Information"; provided, however, that Confidential Information will not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive). The Executive agrees that he will not at any time, directly or indirectly, disclose or use Confidential Information acquired during his employment with the Company except with the prior written consent of the Chief Executive Officer of the Company.

               B. Non-Solicitation. Except with the written consent of the Chief
                  ----------------
          Executive Officer of the Company, the Executive agrees that he will not (i) for two years after the Retirement Date, in the Executive's individual capacity or on behalf of another, hire or offer to hire any of the officers, employees, directors or agents of the Company, or persuade or attempt to persuade in any manner any officer, employees, directors or agent of the Company to discontinue any relationship with the Company or (ii) for one year after the Retirement Date, solicit or divert or attempt to divert any customer or supplier of the Company.

               C.  Non-Competition.  The  Executive  acknowledges  that  his
                   ---------------
          employment with the Company has provided him with specialized knowledge concerning the business of the Company ("Company Business") which, if used in competition with the Company could cause serious harm to the Company, and the covenants contained in this Agreement are essential to protect the business and goodwill of the Company. Accordingly, the Executive agrees that for a period of one year after the Retirement Date, the Executive will not in the United States or any other country where the Company conducts operations related to the Company Business, directly or indirectly, either as an individual, proprietor, stockholder (other than as a holder of up to one (1%) percent of the outstanding shares of a corporation whose shares are listed on a stock exchange or traded in accordance with the automated quotation system of the National Association of Securities Dealers), partner, officer, employee, director or otherwise, work for, become an employee of, invest in, provide consulting services or in any way engage in the offshore drilling contractor business.

               D.  Nondisparagement.  The  Executive agrees that he will not for
                   ----------------
          one year after the Retirement Date (i) publicly criticize or disparage the Company or any affiliate, or privately criticize or disparage the Company or any affiliate in a manner intended or reasonably calculated to result in public embarrassment to, or injury to the reputation of, the Company or any affiliate in any community in which the Company or any affiliate is engaged in business; (ii) directly or indirectly, acting alone or acting in concert with others, institute or prosecute, or assist any person in any manner in instituting or prosecuting, any legal proceedings of any nature against the Company or any affiliate;
          (iii) commit damage to the property of the Company or any affiliate or otherwise engage in any misconduct which is injurious to the business or reputation of the Company or any affiliate; or (iv) take any other action, or assist any person in taking any other action, that is adverse to the interests of the Company or any affiliate or inconsistent with fostering the goodwill of the Company or any affiliate; provided, however, that the Executive will not be in breach of the covenant contained in (ii) above solely by reason of his testimony which is compelled by process of law. As used in Section 4.D. of this Agreement, the term "affiliate" means the Company, any subsidiary, any officer, director or executive of the Company or any subsidiary, and any former officer, director or executive of the Company or any subsidiary.

               E.  Enforcement.  The Executive hereby agrees that a violation of
                   -----------
          the provisions of Section 4 would cause substantial injury to the Company and its affiliates, which would be difficult to quantify.
          Accordingly, the Executive agrees that in the event of violation of this Section 4 the Company would be entitled to: (a) cancel and terminate any options whose vesting was accelerated at the separation date; (b) obtain by way of damages all profit generated as a result of the exercise of any options whose vesting was accelerated and (c) cease all further payments due under Section 3 and obtain a refund of all amounts previously paid to the Executive under that Section. The Company further specifically retains the right to seek injunctive relief from a court having jurisdiction for any actual or threatened breach of this Section 4. Any such injunctive relief shall be in addition to any other remedies to which the Company may be entitled at law or in equity or otherwise.

               F.  Interpretation.  If  any provision of Section 4 is found by a
                   --------------
          court of competent jurisdiction to be unreasonably broad, oppressive or unenforceable, such court (i) shall narrow the scope of the Agreement in order to ensure that the application thereof is not unreasonably broad, oppressive or unenforceable and (ii) to the fullest extent permitted by law, shall enforce such Agreement as though reformed.

               G.  Company.  As  used  in  this  Section  4,  the term "Company"
                   -------
          includes the Company, TSF and any direct or indirect subsidiary of TSF.

          5.     Assistance  with  Litigation.  The  Executive agrees that for a
                 ----------------------------
period of five years after the Retirement Date, the Executive will furnish such information and proper assistance as may be reasonably necessary in connection with any litigation in which the Company or any affiliate or subsidiary is then or may become involved.

          6.     Death  of  the  Executive.  In  the  event  of the death of the
                 -------------------------
Executive  prior  to the Retirement Date, this Agreement shall be null and void.

          7.     Nonassignability.  Neither  this  Agreement  nor  any  right or
                 ----------------
interest hereunder shall be subject, in any manner, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, by operation of law or otherwise, any attempt at such shall be void; and further provided, that any such benefit shall not in any way be subject to the debts, contract, liabilities, engagements or torts of the Executive, nor shall it be subject to attachment or legal process for or against the Executive.

          8.     Amendment  of Agreement.  This Agreement may not be modified or
                 -----------------------
amended  except  by  an  instrument  in  writing  signed  by the parties hereto.

          9.     Waiver.  No term or condition of this Agreement shall be deemed
                 ------
to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

          10.     Notices.  All  notices or communications hereunder shall be in
                  -------
writing,  addressed  as  follows:

               To the Company:

               Transocean Offshore Deepwater Drilling Inc.
               4 Greenway Plaza
               Houston, Texas 77046
               Attention: Eric Brown
               Senior Vice President, General Counsel

               To the Executive:

               W. D. Heagney
               3601 Amherst
               Houston, Texas 77005

All such notices shall be conclusively deemed to be received and shall be effective; (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

          11.     Federal Income Tax Withholding.  The Company may withhold from
                  ------------------------------
any benefits payable under this Agreement all federal, state, city or other taxes that will be required pursuant to any law or governmental regulation or ruling.

          12.     Severability.  If  any  provision of this Agreement is held to
                  ------------
be invalid, illegal or unenforceable, in whole or part, such invalidity will not affect any otherwise valid provision, and all other valid provisions will remain in full force and effect.

          13.     Counterparts.  This  Agreement  may be executed in two or more
                  ------------
counterparts, each of which will be deemed an original, and all of which together will constitute one document.

          14.     Titles.  The  titles  and  headings  preceding the text of the
                  -------
paragraphs and subparagraphs of this Agreement have been inserted solely for convenience of reference and do not constitute a part of this Agreement or affect its meaning, interpretation or effect.

          15.     Governing  Law.  This Agreement will be construed and enforced
                  --------------
in  accordance  with  the  laws  of  the  State  of  Texas.

          16.     Venue.  Any suit, action or other legal proceeding arising out
                  -----
of this Agreement shall be brought in the United States District Court for the Southern District of Texas, Houston Division, or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Harris County, Texas. Each of the Executive and the Company consents to the jurisdiction of any such court in any such suit, action, or proceeding and waives any objection that it may have to the laying of venue of any such suit, action, or proceeding in any such court.

          IN WITNESS WHEREOF, the parties have executed this Agreement in multiple counterparts, all of which shall constitute one agreement, on December 21, 2001, but effective as of the date and year first above written.


                                     TRANSOCEAN OFFSHORE DEEPWATER DRILLING INC.


                                     By:  /s/ J. MICHAEL TALBERT
                                          --------------------------------------
                                          J. Michael Talbert
                                          Chief Executive Officer


                                     W.  DENNIS  HEAGNEY

                                     /s/ W.  DENNIS  HEAGNEY
                                     -------------------------------------------

                                  Attachment A
                                  ------------
     [TO BE EXECUTED ON TWO OCCASIONS PURSUANT TO SECTION 3 OF THE SEPARATION
                                   AGREEMENT]
                                                           Dated: ______________

                               WAIVER AND RELEASE

          In  exchange  for  the  consideration  offered  under  the  Separation
Agreement between me and Transocean Offshore Deepwater Drilling Inc. (the "Company"), dated effective ____________ (the "Agreement"), I hereby waive all of my claims and release the Company, Transocean Sedco Forex Inc., their affiliates, their subsidiaries and each of their directors and officers, executives and agents, and executive benefit plans and the fiduciaries and agents of said plans (collectively referred to as the "Corporate Group") from any and all claims, demands, actions, liabilities and damages.

          I UNDERSTAND THAT SIGNING THIS WAIVER AND RELEASE IS AN IMPORTANT LEGAL ACT. I ACKNOWLEDGE THAT THE COMPANY HAS ADVISED ME IN WRITING TO CONSULT AN ATTORNEY BEFORE SIGNING THIS WAIVER AND RELEASE. I UNDERSTAND THAT I HAVE UNTIL 21 CALENDAR DAYS AFTER THE DATE SHOWN ABOVE TO CONSIDER WHETHER TO SIGN AND RETURN THIS WAIVER AND RELEASE TO THE COMPANY BY FIRST-CLASS MAIL OR BY HAND DELIVERY IN ORDER FOR IT TO BE EFFECTIVE.

          In exchange for the consideration offered to me by the Agreement, which I acknowledge provides consideration to which I would not otherwise be entitled, I agree not to sue or file any charges of discrimination, or any other action or proceeding with any local, state and/or federal agency or court regarding or relating in any way to the Company, and I knowingly and voluntarily waive all claims and release the Corporate Group from any and all claims, demands, actions, liabilities, and damages, whether known or unknown, arising out of or relating in any way to the Corporate Group, except with respect to rights under the Agreement, rights under employee benefit plans or programs other than those specifically addressed in the Agreement, and such rights or claims as may arise after the date this Waiver and Release is executed. This Waiver and Release includes, but is not limited to, claims and causes of action under: Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Civil Rights Act of 1866, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Older Workers Benefit Protection Act of 1990; the Executive Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act of 1993; and/or contract, tort, defamation, slander, wrongful termination or other claims or any other state or federal statutory or common law.

          Should any of the provisions set forth in this Waiver and Release be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of other provisions of this Waiver and Release.

          I acknowledge that this Waiver and Release and the Agreement set forth the entire understanding and agreement between me and the Company or any other member of the Corporate Group concerning the subject matter of this Waiver and Release and supersede any prior or contemporaneous oral and/or written agreements or representations, if any, between me and the Company or any other member of the Corporate Group.

          I understand that for a period of seven (7) calendar days following my signing this Waiver and Release (the "Waiver Revocation Period"), I may revoke my acceptance of the offer by delivering a written statement to the Company by hand or by registered mail, addressed to the address for the Company specified in the Agreement, in which case the Waiver and Release will not become effective. In the event I revoke my acceptance of this offer, the Company shall have no obligation to provide me the consideration offered under the Agreement to which I would not otherwise have been entitled. I understand that failure to revoke my acceptance of the offer within the Waiver Revocation Period will result in this Waiver and Release being permanent and irrevocable.

          I acknowledge that I have read this Waiver and Release, have had an opportunity to ask questions and have it explained to me and that I understand that this Waiver and Release will have the effect of knowingly and voluntarily waiving any action I might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, sex, national origin or disability and any other claims arising prior to the date of this Waiver and Release.

          By execution of this document, I do not waive or release or otherwise relinquish any legal rights I may have which are attributable to or arise out of acts, omissions or events of the Company or any other member of the Corporate Group which occur after the date of execution of this Waiver and Release.


AGREED  TO  AND  ACCEPTED  this
______ day of _________, ______.



--------------------------------
EXECUTIVE